UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2008

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6650 Via Austi Parkway, Suite 170

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 733-7195

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into a Material Definite Agreement.

On May 31, 2008, Elixir Gaming Technologies, Inc. (“Company”)  entered into an Executive Employment Agreement with its former chief executive officer, Gordon Yuen.  The terms of the agreement, which were approved by the compensation committee of our board of directors and were previously reported in our Annual Report on Form 10-K/A filed with the Securities Exchange Commission (“SEC”) on April 29, 2008, include:

•                  an annual salary of $425,000;

•                  an annual cash bonus of up to $150,000 payable upon the achievement of certain objectives set by the Company’s compensation committee;

•                  a housing allowance of $5,000 per month;

•                  in the event that the agreement is terminated without cause, Mr. Yuen shall be entitled to payment of twelve months base salary at the rate in effect at the time of the termination severance;

•                  options to purchase up to 672,269 shares of common stock at an exercise price of $4.59 which vest in three equal installments commencing on November 14, 2008; and

•                  options to purchase up to 1.2 million shares of common stock at exercise prices ranging from $3.50 to $7.50 per share and vesting in three equal installments commencing on February 12, 2009.

Mr. Yuen resigned as chief executive officer of the Company effective as of October 1 2008, as reported in the Company’s Current Reports on Form 8-K filed with the SEC dated October 1, 2008 and November 6, 2008.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  As described in Item 1.01 above, on May 31, 2008, the Company entered into an Executive Employment Agreement with its former chief executive officer, Gordon Yuen.

Item  9.01  Financial Statements and Exhibits

(d)                                 The following exhibits are filed as exhibits to this Current Report on Form 8-K:

99.1                           Executive Employment Agreement dated May 31, 2008 between Registrant and Gordon Yuen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: December 2, 2008	/s/ Clarence Chung
Clarence Chung, Chief Executive Officer